Exhibit 10.26

EXECUTION

AMENDED AND RESTATED LOAN AGREEMENT AND

SECURED PROMISSORY NOTE

THIS AMENDED AND RESTATED LOAN AGREEMENT AND SECURED PROMISSORY NOTE (the “Loan Agreement” or this “Agreement”) is made this 31st day of December, 2023, by and among CRYM Co-Invest LP, a Delaware limited partnership (hereinafter, known as “Lender”) and CryoMass Technologies Inc., a Nevada corporation, and Cryomass LLC, a Colorado limited liability company (hereinafter, each individually, and collectively jointly and severally, known as “Borrower”).  Borrower and Lender shall collectively be known herein as “the Parties”.  In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

WHEREAS, Borrower and the Lender entered into a Loan Agreement and Unsecured Promissory Note, dated as of September 15, 2022 (as amended, including by this Agreement, modified or supplemented from time to time, the “Existing Loan Agreement”);

WHEREAS, the Borrower is in default under certain of the terms and conditions of the Existing Loan Agreement and has requested that Lender waive compliance with such defaults, and Lender is willing to provide such waiver, BUT ONLY upon the terms and conditions set forth herein;

WHEREAS, in connection with the foregoing, the Borrower has agreed to grant a security interests in all assets of the Borrower, and a net revenue percentage sharing arrangement as provided herein;

WHEREAS, the Parties contemplate a series of subsequent transactions involving sale and lease of certain Borrower proprietary equipment (“Equipment”); and

WHEREAS, the Parties hereto have agreed to amend and restate the Existing Loan Agreement in its entirety on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

(I)	Waiver and Reservation of Rights. Subject to and upon the satisfaction of the conditions set forth in Section B(4) of this Agreement, the Lender hereby waives the Borrower’s failure to comply with the requirements of Section B(1), for the Borrower’s failure to pay the accrued Interest within five business days from the end of the fiscal quarter ended September 30, 2023, which breach constitutes an Event of Default under Section D of the Loan Agreement, (collectively, the “Stated Default”). This waiver is limited to the Stated Default and is not, nor shall it be construed as, a waiver of any other Event of Default under the Loan Agreement now existing or hereafter occurring. Nothing in this paragraph shall be construed to be an amendment of any provision of the Loan Agreement and, except as otherwise expressly provided in this Agreement, all of the provisions of the Loan Agreement remain in full force and effect. The Lender expressly reserves the full extent of its rights under the Loan Agreement and applicable law in respect of any default or Events of Default other than the Stated Default under the Loan Agreement existing on the date hereof, and any default or Events of Default existing under the Loan Agreement occurring on or after the date hereof.

(II)	The Prior Agreement is hereby amended and restated as follows:

SECURED PROMISSORY NOTE

[***]

ADDITIONAL LOAN TERMS

The Borrower and Lender, hereby further set forth their rights and obligations to one another under this Agreement and agree to be legal bound as follows:

A.	[***]

B.	Loan Repayment Terms; Representations; Covenants; Conditions of Lending

1) Borrower will repay the Principal and all remaining accrued interest in full by no later than April 1, 2025. There will be no penalty for early repayment by Borrower at any time. The accrued Interest will be paid in cash in quarterly installments. The Parties hereby agree that (x) effective as of June 30, 2023 through and including the fiscal quarter ending June 30, 2024 (provided however, with respect to the Principal portion drawn on the date hereof, such Interest commencement date shall be the applicable Disbursement Date in lieu of such June 30, 2023 date), all accrued unpaid Interest shall automatically and without further action be added to the outstanding balance of the Principal, which such payment in kind shall be effective as of the end of each fiscal quarter then ended (such interest added to the Principal is referred to herein as “PIK Interest”); and (y) all accrued and unpaid Interest for each such fiscal quarter thereafter, shall be payable in cash and shall be due five business days after the end of such quarter then ended. [***]. All cash payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the Principal amount outstanding.

2) Borrower hereby represents and warrants to the Lender on the date hereof as follows:

(i) Existence. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

(ii) Power and Authority. The Borrower has the requisite power and authority, and the legal right, to execute and deliver this Agreement and to perform its obligations hereunder.

(iii) Authorization; Execution and Delivery. The execution and delivery of this Agreement by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Agreement.

(iv) No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other individual or entity is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Agreement.

(v) No Violations. The execution and delivery of this Agreement and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any law applicable to Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

(vi) Enforceability. The Agreement is a valid, legal, and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3) Covenants of the Borrower.

(i) Affirmative Covenants:

1)	Financial Reporting. The Borrower shall deliver or cause to be delivered to Lender, each to be in form, scope and substance satisfactory to Lender:

a)	within thirty (30) days after the close of each fiscal month of the Borrower, an internally prepared income statement adjusted to remove non-cash items for such month and for that portion of the fiscal year-to-date then ended, which shall be prepared on a basis consistent with that of the preceding period or containing disclosure of the effect on financial condition or results of operations of any change in such preparation;

b)	within thirty (30) days of the end of each month, a copy of the general ledger trial balance of the Borrower;

c)	within one-hundred twenty days (120) days after the close of each fiscal year of the Borrower, audited financial statements, including a balance sheet as of the close of such fiscal year and statements of income, stockholders’ capital and cash flow for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial condition or results of operations of any change in the application of accounting principles during the year, and accompanied by an audit report thereon of a recognized certified public accounting firm selected by the Borrower and reasonably satisfactory to Lender, which opinion shall state that such financial statements fairly present the financial condition and results of operations of the Borrower in accordance with generally accepted accounting principles;

d)	annually, on or before thirty (30) days prior to the beginning of each fiscal year of the Borrower, an annual budget of the Borrower for the next succeeding fiscal year, broken down on a month-to-month basis showing revenue, expense and capital expenditures, adjusted for timing of receipts and disbursements to show forecast cash flow. Expenses will exclude non-cash items such as stock compensation expense; and

e)	quarterly, on or before thirty (30) days prior to the beginning of each fiscal quarter of the Borrower, Borrower shall provide a report of all payroll, contractor, service provider and other personnel expenses for such upcoming quarter, any of such expenses not included in the annual budget of the Borrower shall be subject to the Lender’s reasonable approval.

2)	Deposit Accounts. The Borrower shall maintain all of its bank accounts, including without limitation, its operating and depository accounts, as described on Schedule A (the “Bank Schedule”). Upon fulfillment of the applicable conditions set forth in this Agreement and Lender’s determination to make a loan to Borrowers, Lender shall disburse the proceeds of the requested loan by crediting the same to an operating account of a Borrower designated by the Borrowers to receive proceeds of loan advances on the Bank Schedule (the “Designated Account”). Each Borrower hereby agrees to maintain the accounts as set forth on the Bank Schedule except for changes consented to in advance by Lender, which any such consent by Lender may be conditioned, among other things, upon receipt of an updated Bank Schedule. Upon the request of the Lender at any time, the Borrower shall, and shall cause the respective bank to, enter into and thereafter maintain a control or blocked account agreement with respect to the accounts of the Borrower set forth on the Bank Schedule, such agreement to be in form and substance satisfactory to the Lender; provided, that, the provisions of this Section B3(i)(2) shall not apply to deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s salaried employees (so long as each such account does not contain amounts in excess of amounts necessary to pay such payroll and related expenses).

3)	[***].

4)	Post Closing. Borrower shall deliver a fully executed deposit account control agreement with respect to the Borrower’s Designated Account, in form and substance acceptable to the Borrower, not later than 45 days from the date of this Agreement.

5)	Equipment Purchase and Net Revenue Sharing. Borrower commits to enter into sale and purchase agreements for Equipment with designated Lender affiliates (“Affiliates”), net revenue sharing arrangement with Lender and into a series of Equipment rental agreements with Equipment lessees (“Lessees”) identified by Borrower and acceptable to Lender, in the manner stipulated in Appendix A hereto.

(ii) Negative Covenants: The Borrower shall not at any time:

a)	Disposition of Collateral. sell, assign, exchange or otherwise dispose of any of the Collateral, other than (I) inventory consisting of (i) scrap, waste, defective goods and the like; (ii) obsolete goods; (iii) finished goods sold in the ordinary course of business or any interest therein to any individual, partnership, trust or other corporation, provided that such sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt; (II) equipment which is no longer required or deemed necessary for the conduct of the Borrower’s business, so long as the Borrower receives therefor a sum substantially equal to such equipment’s fair value, and remits such sum to Lender in accordance with the terms of this Agreement or replaces such equipment with other equipment of similar value which is subject to a first security interest in Lender’s favor, (III) the license, on a non-exclusive basis, by the Borrower of its intellectual property rights in the ordinary course of business; and (IV) the lapse of registered intellectual property rights of the Borrower or the abandonment of intellectual property rights in the ordinary course of business so long as, in each case (i) such intellectual property rights are not material to the conduct of its or any other Borrower business, (ii) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (iii) such lapse is not materially adverse to the interest of the Borrower;

b)	Liens. create, permit to be created or suffer to exist any lien, encumbrance, adverse right or claim or deemed trust, or security interest of any kind (“Lien”) upon any of the Collateral or any other property of the Borrower, now owned or hereafter acquired, except:

1)	landlords’, carriers’, warehousemen’s, mechanics’ and other similar liens arising by operation of law in the ordinary course of the Borrower’s business;

2)	Liens arising out of pledge or deposits under worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation;

3)	purchase money Liens arising in the ordinary course of business for the purchase of equipment so long as the Debt secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, and such Lien extends to no other property, and the amount of the Debt secured thereby does not exceed $25,000 in the aggregate outstanding at any time;

4)	Liens for unpaid taxes that are not yet due and payable;

5)	Liens which have been subordinated to the Liens of the Lender on terms and conditions satisfactory to the Lender;

6)	rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; and

7)	Liens in favor of Lender;

c)	Loans. make any loans or advances to any individual, partnership, trust or other corporation, including without limitation Borrower’s directors, officers and employees, except advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by the Borrower;

d)	Guarantees. assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Debt (except (i) guarantees by endorsement of instruments for deposit or collection in the ordinary course of business, or (ii) guarantees in favor of Lender;

e)	Debt. issue evidence of Debt or suffer to exist Debt in addition to Debt to the Lender except (i) Debt of the Borrower other than for money borrowed, incurred or arising in the ordinary course of business, (ii) Debt of the Borrower for money borrowed which is on terms satisfactory to the Lender and has been subordinated on terms and conditions satisfactory to the Lender, (iii) Debt relating to Liens permitted under Section B3(ii)(b), (iv) any guarantees of Debt permitted under Section B3(ii)(e) hereof; (v) any Debt listed on Schedule B hereof, or (vi) unsecured Debt in an aggregate outstanding amount at any time not to exceed $25,000;

As used herein “Debt” means, as of a given date, all items of indebtedness or liability which in accordance with generally accepted accounting principals (“GAAP”) would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such party and shall also include the aggregate payments required to be made by such party at any time under any lease that is considered a capitalized lease under GAAP.

f)	Change in Legal Status. (i) change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or (ii) change its type of organization, jurisdiction of organization or other legal structure. If the Borrower does not have an organizational identification number and later obtains one, the Borrower shall promptly notify the Lender of such organizational identification number.

4) Conditions of Lending. The willingness of the Lender to enter into this Agreement, and provide the waiver of Stated Default as set forth herein is subject to the Borrower complying with the following items, all to be in the form and substance satisfactory to the Lender in its sole discretion:

(i)	Delivery of this Agreement as executed by the Borrower;

(ii)	Delivery of that certain Patent and Trademark Security Agreement as executed by the applicable Borrower;

(iii)	Delivery of that certain Pledge and Security Agreement as executed by the applicable Borrower;

(iv)	Current searches of appropriate filing offices showing that (A) no state or federal tax liens have been filed and remain in effect against the Borrower, (B) no financing statements have been filed and remain in effect against the Borrower, except the financing statements relating to the Obligations in favor of the Lender, and (C) Lender has duly filed all financing statements necessary to perfect the security interests granted hereunder, to the extent the security interests are capable of being perfected by filing.

(v)	A certificate of the Clerk, Secretary or an Assistant Secretary, or other manager or officer approved by the Lender, of the Borrower certifying as to (A) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement, (B) the certified Articles of Incorporation and Bylaws of the Borrower, and (C) the signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement and other instruments, agreements and certificates, including loan requests, on behalf of the Borrower.

(vi)	Payment by the Borrower of any and all outstanding fees and expenses relating to the Loan Agreement and/or this Amendment including, without limitation, attorney’s fees and expenses referenced below; and

(vii)	Such other documents, certificates, resolutions, instruments, and agreements from the Borrower as the Lender may reasonably request.

C.	Method of Loan Payment

The Borrower shall make the payment called for under this Agreement, as instructed by Lender, by sending check or other negotiable instrument in US$ made payable to at the address indicated on the signature page.

Or via wire transfer to such Lender’s account as Lender will instruct Borrower.

If Lender gives written notice to Borrower that a different address shall be used for making payments under this loan agreement, Borrower shall use the new address so given by Lender.

D.	Default

The occurrence of any of the following events shall constitute a “Default” by the Borrower of the terms of this Agreement, and the occurrence of such Default may be referred to as an or an “Event of Default”:

1) Failure to Pay. Borrower’s failure to pay (i) any amount due as Principal on the date required under this Agreement; or (ii) interest or any other amount when due and such failure continues for 5 days.

2) Bankruptcy.

(a) The Borrower commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section D2(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 30 days;

(c) There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(d) The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section D2(a), Section D2(b) or Section D2(c); or

(e) The Borrower is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

3) Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Lender herein is incorrect in any material respect on the date as of which such representation or warranty was made.

4) Breach of Covenants. The Borrower fails to observe or perform any covenant, obligation, condition, or agreement contained in this Agreement, other than that specified in Section D(1), and such failure continues for 30 days after written notice to the Borrower.

5) Cross-Defaults. The Borrower fails to pay when due any of its indebtedness (other than indebtedness under this Agreement), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

6) Judgments. A judgment or decree is entered against the Borrower and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

7) The occurrence of any event which would cause a lien creditor, as that term is defined in Section 9-102 of the applicable Uniform Commercial Code, to take priority over advances made by Lender.

8) A filing against or relating to the Borrower of (A) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (B) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state, and the payment pertaining to such lien is not paid before such payment is delinquent.

9) The occurrence of any loss, theft, damage or destruction to any material asset(s) of the Borrower, except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage.

E.	Additional Provisions Regarding Default; Remedies; Fees

1) Addressee and Address to which Lender is to give Borrower written notice of default is provided on the signature line. If Borrower gives written notice to Lender that a different address shall be used, Lender shall use that address for giving notice of default (or any other notice called for herein) to Borrower.

2) Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may at its option, by written notice to the Borrower (i) declare the entire Principal amount of the loan, together with all accrued interest thereon and all other amounts payable under the Agreement, immediately due and payable and/or (ii) exercise any or all of its rights, powers, or remedies under the Agreement or applicable law; provided, however that, if an Event of Default described in Section D shall occur, the Principal of and accrued interest shall become immediately due and payable without any notice, declaration, or other act on the part of the Lender.

3) Expenses. The Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by the Lender in connection with the transactions contemplated hereby, including (i) for the negotiation, documentation, and execution of this Agreement and (ii) the enforcement of the Lender’s rights hereunder and thereunder; provided however, in no event shall the Borrower be responsible for legal fees and expenses of the Lender in excess of $50,000.00 in the aggregate, to the extent incurred in connection with this Agreement or incurred by the Lender or its affiliates pursuant such contemplated investment documents to be entered into between the Borrower and the Lender or its affiliates on or shortly following the date of this Agreement.

F.	Security.

1) Security Interest. To secure the full payment and performance of all of the Obligations, the Borrower, for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to the Lender a continuing security interest in and to, and assigns to Lender until such time that all Obligations are indefeasibly paid in full,, all assets of the Borrower, wherever located and whether now owned or hereafter owned, existing, acquired or arising, whether tangible or intangible, wherever now or hereafter located, and whether or not eligible or qualified for lending purposes, including, without limitation, the following: all accounts, chattel paper, documents, software, general intangibles (including without limitation all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification), intellectual property, payment intangibles, instruments, deposit accounts, bank accounts, deposits, money, letters of credit and letter of credit rights, supporting obligations, commercial tort claims, investment property (including, without limitation, any equity interests in its subsidiaries, and all economic rights, all control rights, authority and powers), inventory, equipment, farm products, health-care-insurance receivables, vehicles, fixtures, books and records, and other goods (as those terms are defined in the applicable Uniform Commercial Code), any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and all additions, accessions, replacements, substitutions, proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing (hereinafter called the “Collateral”).

As used herein, “Obligations” means all debts, liabilities and obligations of the Borrower to Lender hereunder or the other documents relating to this Agreement, including without limitation any related documents, interest, fees, charges and expenses, and also any and all other debts, liabilities and obligations of the Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transactions described in this Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the bankruptcy code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), fees, charges, expenses and indemnities and other obligations owing, due or payable at any time by the Borrower under the Loan Agreement or any documents related thereto.

2) Government Contracts. If any of the Borrower’s accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof, the Borrower will promptly notify Lender thereof in writing and execute any instruments and take any steps reasonably required by Lender in order that all monies due and to become due under such contracts shall be assigned to and enforceable by Lender and notice thereof given to and an acknowledgment given by the government under the Federal Assignment of Claims Act.

3) Instruments. If any of the Borrower’s accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, the Borrower will promptly deliver same to Lender, appropriately endorsed to Lender’s order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

4) Possessory Collateral. If the Borrower receives any Collateral and any investment property (as defined in the applicable Uniform Commercial Code) consisting of certificated securities, the Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance reasonably acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for the Borrower, to endorse or assign the same on the Borrower behalf.

5) Bailee. If any goods are at any time in the possession of a bailee, Borrowers shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of the Borrower and Lender and shall act upon the instructions of Lender, without the further consent of any Borrower. Lender agrees with Borrowers that Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by a Borrower with respect to the bailee.

6) Letters of Credit. If any Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Borrower, such Borrower shall promptly notify Lender thereof and, at the request and option of Lender, such Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied in the same manner as any other payment on an account.

7) Commercial Tort Claims. If any Borrower shall at any time hold or acquire a commercial tort claim, such Borrower shall promptly notify Lender in a writing signed by such Borrower of the brief details thereof and grant to Lender in such writing a security interest therein, and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

8) Financing Statements. The Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to Lender promptly upon request. The Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. The Borrower further authorizes the Lender to file at any time and from time to time any financing statements or other security agreements relating to intellectual property of the Borrower, including for the avoidance of doubt such filings as necessary to perfect as to the Borrower’s intellectual property registered in Canada, and the Borrower hereby covenants and agrees at the Lender’s reasonable request to promptly execute and deliver such further security agreements or similar documents as necessary to perfect the Lender’s first position security interests in such Canadian intellectual property.

9) Access. The Borrower hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) of any kind or character owing from Borrowers to Lender are fully paid and discharged, the right to use all premises or places of business which the Borrower presently has or may hereafter have and where any of the Collateral may be located, at a total rental for the entire period of $1.00. Lender agrees not to exercise the rights granted in this paragraph unless and until an Event of Default has occurred and Lender determines to exercise its rights against the Collateral.

10) License. The Borrower hereby grants to Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) of any kind or character owed to Lender are fully paid and discharged, a non-exclusive irrevocable royalty-free license in connection with Lender’s exercise of its rights hereunder, to use, apply or affix any trademark, trade name logo or the like and to use any patents, in which the Borrower now or hereafter has rights, which license may be used by Lender upon and after the occurrence of any one or more of the Events of Default, provided, however, that such use by Lender shall be suspended if such Events of Default are waived. This license shall be in addition to, and not in lieu of, the inclusion of all of Borrowers’ trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses in the Collateral; in addition to the right to use said Collateral as provided in this paragraph, Lender shall have full right to exercise any and all of its other rights regarding Collateral with respect to such trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses.

G.	No Waiver, Remedies Cumulative

No failure on the part of either Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, this Agreement, or otherwise.

H.	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

I.	Integration; Assignment

This Agreement sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Agreement.  This Agreement may be assigned, transferred, or negotiated by the Lender to any person or entity, at any time, without notice to or the consent of the Borrower. The Borrower may not assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the Lender. This Agreement shall inure to the benefit of and be binding upon the Parties and their permitted assigns.

J.	Severability

In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement.  All remaining provisions of this Agreement shall then continue in full force and effect.  If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

K.	Modification

Except as otherwise provided in this document, this Agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

L.	Exclusive Jurisdiction for Suit in Case of Breach

The Parties, by entering into this Agreement, submit to jurisdiction in the State of New York for adjudication of any disputes and/or claims between the Parties under this Agreement.  Furthermore, the Parties hereby agree that the state and federal courts of New York shall have exclusive jurisdiction over any disputes between the Parties relative to this Agreement, whether said disputes sounds in contract, tort, or other areas of the law.

M.	State Law

This Agreement shall be interpreted under, and governed by, the laws of the State of New York, without giving effect to its conflict of law provisions.

N.	Amendment and Restatement.

This Agreement amends and restates, but does not extinguish the obligations evidenced by, the Existing Loan Agreement. Execution and delivery of this Agreement and any document executed in connection herewith (except as expressly provided otherwise in such documents) are not intended and shall not be construed (i) to deem to have repaid or otherwise discharged any amount of principal of or interest under the Existing Loan Agreement, (ii) to effect a novation of the obligations of the Borrower under the Existing Loan Agreement (all of which obligations shall remain in full force and effect) or (iii) to release, cancel, terminate or otherwise impair the status or priority of all or any part of any Liens or security interests granted to the Lender as collateral security for the obligations under or in connection with the Existing Loan Agreement.

O.	Joint and Several Liability

Each Borrower is accepting joint and several liability hereunder and under the other documents entered into in connection with this Agreement (the “Loan Documents”) in consideration of the financial accommodations to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

The Obligations of each Borrower under the provisions of this Section O constitutes the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section O afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section O, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section O shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section O shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Lender.

Each Borrower represents and warrants to the Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to the Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

Each Borrower waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Lender’s rights of subrogation and reimbursement against such Borrower.

The provisions of this Section O are made for the benefit of the Lender and its successors and assigns, and may be enforced by it or them from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of the Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section O shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section O will forthwith be reinstated in effect, as though such payment had not been made.

Until the Obligations have been paid in full and this Agreement has been terminated, each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

Each Borrower hereby agrees that, after the occurrence and during the continuance of any default or Event of Default, the payment of any amounts due with respect to the Debt owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any Debt of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such Debt, such amounts shall be collected, enforced and received by such Borrower as trustee for Lender, and such Borrower shall deliver any such amounts to the Lender, for application to the Obligations.

P.	Termination

Borrower and Lender each hereby agree that the Loan Agreements shall terminate upon the date (the “Termination Date”) when Borrower’s Obligations have been paid in full. The termination of the Loan Agreements shall represent full and complete satisfaction of all obligations of Borrower and Lender to each other under the Loan Agreements and will trigger concurrent automatic termination of any security interest, pledge agreement and similar by and between Borrower and Lender, entered into at any time in connection with this Agreement, without any additional action required by either party, provided, however, those obligations, liabilities, covenants, and terms that are expressly specified in the Loan Agreements as surviving that respective agreement’s termination, including without limitation, Borrower’s indemnity obligations set forth in the Loan Agreement, shall continue to survive notwithstanding this termination.. On the Termination Date Lender undertakes to terminate any and all Uniform Commercial Code financing statements filed in connection with this Agreement.

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EXECUTION

IN WITNESS WHEREOF and acknowledging acceptance and agreement of this Amended and Restated Loan Agreement and Secured Promissory Note, Borrower and Lender affix their signatures hereto.

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EXECUTION

SCHEDULES

Schedule A: Bank Schedule:

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Schedule B: The following is a list of Debt of the Borrower, which is all unsecured

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APPENDIX A

WHEREAS, Borrower designs and manufactures trichome separation equipment (“CryoSift Separator™”), and Borrower owns various patents and intellectual property in connection with trichome separation,

WHEREAS, Lender wishes to cause certain Lender affiliate entities (“Affiliates”), to be incorporated at a later date, to purchase one or more units each, up to a total of five (5) units of the CryoSift Separator™ (each, a “Unit” or “Equipment” and collectively the “Units” or “Equipment”),

WHEREAS, as a further inducement for Lender to enter into this Agreement and facilitate the sale of Units, Borrower wishes to compensate Lender with warrants to purchase Borrower shares of common stock (“Warrants”) and with 10% of Borrower net revenue as further defined herein,

Now, therefore, in addition to the premises and mutual covenants set forth in the Agreement, the Parties further agree as follows:

A.	PURCHASE

Borrower agrees to sell to designated Affiliates, and Lender agrees to cause Affiliates purchase from Borrower, the Units subject to the terms and conditions set forth in this Appendix A and as otherwise provided in the Agreement. Applicable Lender obligations in connection with this Appendix A shall be binding upon Affiliates.

B.	SALE AND PURCHASE COMMITMENT

Borrower shall identify from time to time and present to Lender potential lessees (each, a “Lessee” and collectively the “Lessees”) for the purposes of leasing Units under an Equipment Rental and Processing Fee Agreement (“Equipment Rental Agreement”) in form and substance agreeable to Lender and Borrower, and substantially aligned with the commercial terms outlined in Section B of the Term Sheet effective as of December 31, 2023 by and between Borrower and Lender, attached hereto as Appendix B (‘Term Sheet”). Within 15 (fifteen) calendar days from the date when Borrower introduces a potential satisfactory Lessee to Lender, Lender shall cause the respective designated Affiliate to promptly undertake the following actions: a) concurrently enter into an Equipment Sale and Purchase Agreement by and between the designated Affiliate and Borrower and enter into the Equipment Rental Agreement, b) place an order for a Unit with Borrower, c) within at most 60 days from the date an Equipment Rental Agreement and the Equipment Sale and Purchase is executed, pay Borrower the purchase price for the respective Unit, which purchase price is defined herein and shall be guaranteed by Lender. Lender hereby authorizes Borrower to negotiate the Equipment Rental Agreement in a form satisfactory to Lender, substantially meeting the terms and requirements of the Term Sheet. Neither Lender nor Affiliate shall unreasonably withhold its agreement with the terms and conditions of the Equipment Rental Agreement proposed by Borrower.

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In case at any time for the duration of the Agreement any further action is necessary or desirable to carry out the purposes of the Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under the Agreement). Without limiting the foregoing, Borrower shall from time to time at Lender request and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered hereunder, and will take such other actions as Lender may request from time to time, to more effectively transfer, convey, and assign to and vest in Affiliates the Units.

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D.	BORROWER COMMON STOCK PURCHASE WARRANTS

Upon execution of this Agreement, Borrower shall issue Lender Warrants in the manner described herein:

Number of warrant shares	Strike price
5,000,000	$0.25
5,000,000	$0.50
5,000,000	$0.75
5,000,000	$1.00

The Warrants shall be exercisable within five years from the date of issuance with a cashless exercise option.

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F.	TAXES

The price quoted is exclusive of any local, state or federal tax which may now be in effect or hereafter apply, and which shall be the sole responsibility of Borrower.

G.	ASSEMBLY AND SHIPMENT

[***]. Neither Lender nor Affiliates shall take possession of the Units for as long as Borrower is not notified of, and in material breach of this Agreement for longer than 30 (thirty) days. Lender, Affiliates and Borrower shall cooperate in good faith to cure any material breaches of this Agreement and Lender shall cause Affiliates to cooperate in good faith with Borrower to cure any material breaches of any agreement to which Affiliates and Borrower are a party.

H.	INTELLECTUAL PROPERTY, NON-CIRCUMVENTION. NON-COMPETITION. CONFIDENTIALITY

“Trade Secret” shall mean any information, including but not limited to a formula, pattern, compilation, program, device, method, technique or process, regardless of whether it derives independent economic value, actual or potential, from not being generally known. “Borrower Trade Secret” is a Trade Secret belonging to Borrower. “Lender Trade Secret” is a Trade Secret belonging to Lender and/or Affiliates. Borrower’s Trade Secrets and Lender’s Trade Secrets may not be copyrighted, trademarked or patented by the other nor may the other copy confidential information except for backup and archival purposes.

All Unit design data (including but not limited to specifications, drawings, estimates, quotations, illustrations, blueprints, bulletins, maintenance manuals, literature and other digital, electronic, or printed materials, papers, and documents) (“Design Data”) is not a work for hire and shall remain Borrower’s property. Borrower reserves all proprietary and authorship rights in the Design Data, which may not be copied, reproduced, transmitted, or communicated to any third party without Borrower’s written consent, except to Lender’s or Affiliates’ employees who are required to use Design Data as part of their duties. Borrower may make discretionary changes in the Design Data and may modify the Units as long as such changes do not change the Unit Purchase Price.

Lender agrees not to, and shall cause Affiliates to agree not to, copy nor permit anyone else to copy or imitate the Equipment, or parts thereof, or processes used in connection with the Units or Borrower intellectual property or parts thereof without written approval of the Borrower and will not knowingly, directly or indirectly, violate or infringe on or contest the validity of any patent, or other intellectual property or license rights of the Borrower pertaining to any of said equipment or their mode of operation or any of the parts thereof. Borrower’s name, trademark, trade names, patent numbers, and “patent pending” designations shall not be defaced or removed from the equipment, nor shall Lender or Affiliates allow such matters to be defaced or removed.

For the longest of the duration hereof or the duration of the Equipment Rental Agreement and for an additional one (1) year thereafter Lender agrees, and shall cause Affiliates to agree, (a) not to compete or cause any third party to compete with Borrower, (b) not to circumvent Borrower in any way, (c) not to contract directly or indirectly with any Lessee, with any competitor of the Borrower, [***] or with any other contract manufacturer in connection with the Units or in connection with equipment similar in use and functionality with the units, (d) not to procure, finance or facilitate the manufacturing, sale, operation or design of any type of equipment or of any process, system or method that may compete with the Units or with Borrower’s business model and (e) refrain from any acts, inducements, and statements that may have as effect loss of business opportunity by Borrower in connection with the Units.

To the extent authorized by law and by the various pre-existing obligations of each Party, including Affiliates, the Parties may wish, from time to time, in connection with this Agreement, to disclose confidential information to each other (“Confidential Information”). Each Party (i) shall maintain the other Party’s confidential information strictly confidential, (ii) agrees that it will take the same steps to protect the confidentiality of the other Party’s confidential information as it takes to protect its own confidential information, which shall in no event be less than reasonable steps, (iii) shall not use the other Party’s confidential information for any purpose other than in accordance with this Agreement and shall not disclose such confidential information to any person other than its personnel who have a need to know such confidential information for the purpose of this Agreement and who are subject to a nondisclosure obligation comparable in scope to this Section.

I.	TECHNICAL ADVICE

All technical advice, recommendations, and services of Borrower are intended for use by persons having the required skill and is used at their own risk. Borrower assumes no responsibility, and Lender hereby waives, and shall cause Affiliates to waive, all claims against Borrower, for results obtained or damages incurred due to Lender’s or Affiliates’ direct use of the Units in manners other than provided herein or due to technical advice or recommendations in connection with the Units given by Lender or Affiliates that were not approved or issued by Borrower. Borrower undertakes to provide such technical advice to all approved Lessees and to supervise the installation and operation of the Unit, for which it will release Lender and Affiliates of any liability if the installation and operation of the Unit is performed under Borrower supervision and with Borrower’s approval.

J.	CHANGES

Neither Lender nor Affiliate may, at any time, request changes in

(a)	Unit specifications, including drawings and designs;

(b)	Unit method of shipping and packing;

Any design or Unit specifications shall be exclusively done in Borrower’s discretion and judgment. Borrower may make any changes, improvements, and repairs to the Units at Borrower’s cost for the duration of this Agreement, which, in Borrower’s sole judgment and discretion, are necessary for the optimal functioning of the Units.

K.	INSPECTION/TESTING

Neither Lender nor Affiliate shall require any testing or inspection of the Unit before delivery of the Units and hereby specifically delegates such inspection and testing to Borrower to Borrower’s satisfaction upon delivery of the Units by Borrower’s contract manufacturer, [***] or such other contracted manufacturer as Borrower may from time to time in its sole discretion contract or appoint.

L.	INSTALLATION SUPERVISION

Each Unit installation shall be the sole right of the Borrower, which shall ensure that Lessees provide all necessary transportation, electrical wiring, hook-up, plumbing, hoisting or alterations to building or contents to facilitate proper functionality of the Unit. Installation charges whether by Borrower or third parties are not included in the price of the equipment and shall be the sole responsibility of Borrower or, as the case may be, of Lessee.

M.	TRAINING

Training is a critical element in the successful operation and continued performance of the Units. Borrower shall develop training materials and shall ensure that all Lessees have a contractual obligation to provide appropriate training to all personnel operating the Unit, under Borrower’s supervision and using only Borrower-developed and approved training materials. In any event, all personnel operating the Units, whether authorized by the Lender, Affiliate or by the Borrower, shall only do so after undergoing appropriate training.

N.	LEGAL COMPLIANCE

Both Lender and Borrower shall comply with all applicable laws and regulations in connection with their performance under this Agreement, and Lender shall cause Affiliates to comply with all applicable laws and regulations in connection with their performance under the various agreements that Affiliate may enter into from time to time with Borrower and/or Lessees.

O.	WARRANTY

Borrower warrants that each Unit delivered shall be free from defects in materials or workmanship. In all cases, Borrower shall provide, or shall cause [***] to provide, a WARRANTY that begins with the date of the first processing fee payment by the Lessee under the Equipment Rental Agreement [***].

If any Unit shall, upon examination by Borrower, prove to be defective in material or workmanship under normal intended usage and maintenance during the warranty period, then Borrower shall repair or replace, at its sole option, such defective item at its own expense or at the expense of a third party that is not the Lender or Affiliate.

The warranty on components and accessories not manufactured by Borrower [***], but are part of the system, is limited to the warranty provided by the original manufacturer of said components to the extent, and only to the extent, that such original manufacturer actually honors such warranty.

ALL WARRANTIES HEREUNDER ARE EXPRESSLY LIMITED TO THE REPAIR OR REPLACEMENT OF DEFECTIVE ITEMS AS SET FORTH HEREIN, AND IN NO EVENT SHALL Borrower BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY BREACH OF WARRANTY OR DEFECT IN MATERIAL OR WORKMANSHIP. Borrower SHALL NOT BE RESPONSIBLE FOR REPAIR OR REPLACEMENT OF ITEMS WHICH HAVE BEEN SUBJECTED TO NEGLECT, ACCIDENT OR IMPROPER USE BY Lender, AFFILIATES, Lender PERSONNEL, OR AFFILIATE PERSONNEL, OR WHICH HAVE BEEN ALTERED BY OTHER THAN AUTHORIZED Borrower PERSONNEL.

THIS WARRANTY IS IN LIEU OF OTHER WARRANTIES, EXPRESS OR IMPLIED. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

P.	INDEMNIFICATION

Borrower shall indemnify Lender and Affiliates against damages, liabilities, and expenses (including attorneys’ fees) in connection with third-party litigation arising out of or resulting from any actual defect in the goods purchased hereunder or in connection with the delivery or installation of such goods by Borrower, to the extent that such damages, liabilities, and expenses are directly caused by said defect or other acts or omission of the Borrower.

Likewise, Lender shall, and shall cause Affiliates to defend, indemnify, and hold the Borrower harmless against all damages, liabilities and expenses (including attorneys’ fees) in connection with third-party litigation arising out of or resulting from the misuse or improper use or operation of the equipment by Lender or Affiliates, their employees, agents or contractors, including but not limited to the disabling or modification of any safety devices or other acts or omission of Lender or Affiliates.

Each Party shall notify the other Party in writing within ten (10) calendar days of any accident or injury involving the Unit of which the respective Party becomes aware. Lender shall cause Affiliates to commit to notify Borrower in writing within ten (10) calendar days of any accident or injury involving the Unit of which the respective Affiliate becomes aware.

Q.	INSURANCE

The Units are bespoke pieces of equipment intended for use in connection with processing, among other, cannabis, and therefore it may be impracticable or illegal to obtain insurance for the Units. The Borrower shall undertake its best efforts to maintain, or shall cause Lessees to maintain, if practicable, insurance covering the Units for an amount up to the Unit Purchase Price per the respective Unit. In any event, loss or damage to the Units shall not be Lender or Affiliates responsibility unless caused by intentional or negligent acts or omissions of either Lender, Affiliate, Lender authorized personnel or Affiliates authorized personnel.

R.	FEDERAL CANNABIS LAWS

The parties acknowledge that as of the date hereof, the production, sale, possession and use of cannabis are illegal under the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (“CSA”) and that cannabis is currently classified as a Schedule I controlled substance under the CSA. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use. The parties hereto understand that while cannabis production is currently legal under the laws of various states of the United States of America, such laws are subject to change and that the production, sale, use and possession of cannabis may remain illegal under federal law for the foreseeable future. Notwithstanding anything in this Agreement or in the other documents contemplated hereby to the contrary, neither Lender nor Affiliate nor Borrower nor any of their respective directors, officers, shareholders, employees or other agents make or shall make, at any time for the duration of this Agreement, any representation or warranty, whether express or implied, written or oral, on their own behalf or on behalf of third parties, as to the applicability of and compliance with CSA and any other federal laws dealing with the possession, use, cultivation, processing and/or transfer of cannabis as it relates to the Parties or the Lessees.

S.	REMEDIES

In addition to any remedies set forth in these terms and conditions of Sale, each of Lender and Borrower shall be entitled to any and all remedies otherwise available to it under applicable law and not precluded by the Agreement. Notwithstanding any other provision in these terms and conditions of Sale or in any other written document, if payment in full is not made by Affiliate for the Units sold by Borrower to Affiliate, then Borrower shall not commence manufacturing of the Units and shall not deliver the Units in the event of a breach of default by Lender or by Affiliate in any of Lender’s obligations under this Appendix A, or any of Affiliate’s obligations under any agreement to which the respective Affiliate and Borrower are a party. Notwithstanding the above, and without prejudice to any other right or remedy which any Party may have, Lender acknowledges and agrees that breaches of Lender’s or Affiliates’ obligations under Sections F through P, inclusively, shall cause Borrower irreparable harm, and that damages alone may not be an adequate remedy for breaches of sections F through P, inclusively, by Lender or by any Affiliate, so that in the event of a breach or anticipated breach of the provisions contained in said sections the remedies of injunction an/or an order for specific performance may be available, appropriate and pursued.

T.	FORCE MAJURE

Neither Lender nor Borrower shall be liable for damages, including liquidated damages, if any, for delays in delivery or failure to perform in connection with the Equipment manufacturing, sale or rental, except for payment of the Unit Purchase Price, due to causes beyond the control and without the fault or negligence of the party claiming Force Majeure. Such causes include but are not limited to, acts of God, acts of war or terrorism, acts of the federal or any State or local government, fires floods, epidemics, quarantine restrictions, strikes, disturbances, or embargoes.

U.	ASSIGNMENT

The Borrower may subcontract or assign any or all of its obligations under this Appendix A in its discretion. It is understood, however, that the Borrower remains fully responsible for compliance with its obligations under the Agreement including conformance of the machinery to the requirements set forth herein. Lender may assign any or all of its rights and obligations under this Agreement to such Lender entities, which Lender may from time to time incorporate.

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